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                                                                   EXHIBIT B

                                PROMISSORY NOTE

$248,000.00                                                 October 25, 1996
Due: October 25,  1997

         FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of Ulster Investments Limited ("Lender"), its successors and assigns, at its principal office c/o Antigua International Trust Limited at High Street - P.O. Box 1302, St. John's, Antigua, West Indies, or such other place as the holder may designate in writing from time to time, the principal sum of Two Hundred Forty Eight Thousand and no/100 Dollars ($248,000.00), in lawful money of the United States, together with interest from the date hereof on the unpaid principal balance outstanding from time to time at an annual rate equal to ten percent (10%) per annum (the "Interest Rate").

         Interest payable on this Note will be calculated on the basis of the actual number of calendar days elapsed but computed as if each year consisted of three hundred and sixty (360) days. Interest shall be payable on any overdue amount of principal and/or interest at a rate per annum equal to fifteen percent (15%). In no event shall interest be payable at a rate higher than that permitted by any applicable law. Should Lender receive any payment that is or would be in excess of that permitted to be charged under then applicable law, then such payment shall automatically be applied to reduce the principal sum outstanding under this Note.

         This Note is subject to the terms and provisions of that certain Loan and Warrant Purchase Agreement (the "Loan Agreement"), dated of even date herewith, between Maker and Lender, and this Note and the holder hereof are entitled to all the benefits provided for in the Loan Agreement, or which are referred to therein, to which Loan Agreement reference is made for a statement of the terms and conditions under which this indebtedness was incurred and is to be repaid and under which the due date of this Note may be accelerated. The provisions of the Loan Agreement are hereby incorporated herein by reference with the same force and effect as if fully set forth herein. This Note is secured by a Security Agreement (the "Security Agreement") dated of even date herewith, between Maker and Lender, and the rights granted Lender thereunder and under the Loan Agreement are cumulative and in addition to any rights Lender may have hereunder.

         All outstanding principal and accrued and unpaid interest shall be due and payable on October 25, 1997, unless due earlier in accordance with the terms of the Loan Agreement. All payments on this Note shall be applied first to the payment of any costs of collection that may be due hereunder and to any costs or advances to which Lender is entitled to reimbursement under the Security Agreement, then to the payment of accrued interest, and the balance shall be applied to principal.




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         This Note may be prepaid in full or in part at any time without premium or penalty. All prepayments shall be applied first to the payment of any costs of collection that may be due hereunder, then to the payment of unpaid interest, if any, and the balance shall be applied to principal.

         If all or any portion of the indebtedness evidenced hereby is not paid when due, or in the event of the occurrence of any Event of Default (as defined in the Loan Agreement), Lender or any other holder, without notice or demand, may declare the indebtedness evidenced hereby immediately due and payable and may immediately exercise any right of setoff and enforce any lien or security interest securing payment hereof.

         Time is of the essence. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

         Maker and any endorsers, sureties, guarantors and all other persons liable for all or any part of the indebtedness evidenced by this Note, jointly and severally, waive valuation and appraisement, presentment for payment, protest, notice of protest, dishonor, notice of dishonor, demand, notice of nonpayment and the benefit of all laws now or hereafter enacted affording any right to a stay of execution or extension of time for payment or exempting any property of such person from levy and sale upon execution of any judgment obtained by the holder under this Note. Such parties hereby consent, without affecting their liability, to extension or alteration of the time or terms of payment hereof, any renewal, any release of any or all part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to, any party liable for payment hereof, and such parties shall remain bound in the same capacities as prior thereto upon each such event.

         This Note represents a loan delivered and to be performed in Antigua, West Indies and shall be construed, interpreted and governed by the internal laws of Antigua, West Indies without reference to (i) its judicially or statutorily pronounced rules regarding conflict of law or choice of law; (ii) where any instrument is executed or delivered; (iii) where performance required by any instrument is made or required to be made; (iv) where any breach of any provision of any instrument occurs or any cause of action otherwise accrues;
(v) where any action or other proceeding is instituted or pending; (vi) the nationality, citizenship, domicile, principal place of business, or jurisdiction, organization or domestication of any party; (vii) whether the laws of the forum jurisdiction would otherwise apply the laws of a jurisdiction other than Antigua, West Indies; or (viii) any combination of the foregoing.

         Maker agrees that the obligation to pay all principal, interest and other amounts owing hereunder is absolute and unconditional under all circumstances. In the event of any litigation in connection with this Note,

Maker waives all rights to a trial by jury and agrees not to assert any counterclaim, defense, offset or abatement of any nature.


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         Maker agrees to pay the holder hereof all out-of-pocket expenses and costs of collection, including, but not limited to, reasonable attorneys' fees, incurred by the holder hereof in enforcing or attempting to enforce this Note whether or not a suit is commenced; and such costs, fees and expenses shall be deemed to be added to the principal amount due under this Note.

         This Note may not be changed or modified in any way, nor may any provision hereof be waived, except by a written instrument duly executed by the holder hereof.

         This Note will inure to the benefit of Lender, its legal representatives, successors, transferees and assigns.

         In addition to the principal, interest and other amounts set forth herein, this Note also evidences all indebtedness due under the terms of the Loan Agreement and the Security Agreement.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed on its behalf by its duly authorized officer on the day and year first above written.

                                                     BEV-TYME, INC.,
                                                     a Delaware corporation


                                                     By:  /s/ Robert Sipper
                                                     Its:  President
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